BPV FAMILY OF FUNDS

AMENDMENT TO

DISTRIBUTION AGREEMENT

THIS AMENDMENT is made as of January 31, 2014 by and between ALPS Distributors, Inc. (“ALPS”) and BPV Family of Funds (the “Trust”).

WHEREAS, ALPS and the Trust have entered into a Distribution Agreement dated November 1, 2011, (the “Agreement”);

WHEREAS, on November 13, 2013, the Board of Trustees of the Trust approved the BPV Low Volatility 200 Fund as a new series under the Trust; and

WHEREAS, in light of the foregoing, ALPS and the Trust wish to modify the provisions of the Agreement to reflect revised APPENDIX A – LIST OF PORTFOLIOS.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	APPENDIX A – LIST OF PORTFOLIOS. APPENDIX A – LIST OF PORTFOLIOS of the Agreement is replaced in its entirety with the attached APPENDIX A – LIST OF PORTFOLIOS.

2.
Remainder of the Agreement.  Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.  Any items not herein defined shall have the meaning ascribed to them in the Agreement.

[signature page follows]

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of this Amendment first set forth above.

ALPS DISTRIBUTORS, INC.		BPV FAMILY OF FUNDS

By:		By:
Name:	Thomas A. Carter	Name:	Reed Keller
Title:	President	Title:	President

APPENDIX A

LIST OF PORTFOLIOS

BPV Core Diversification Fund
BPV Wealth Preservation Fund
BPV Low Volatility Fund

BPV FAMILY OF FUNDS

AMENDMENT TO

DISTRIBUTION AGREEMENT

THIS AMENDMENT is made as of April 1, 2014 by and between ALPS Distributors, Inc. (“ALPS”) and BPV Family of Funds (the “Trust”).

WHEREAS, ALPS and the Trust have entered into a Distribution Agreement dated November 1, 2011, (the “Agreement”);

WHEREAS, on February 18, 2014, the Board of Trustees of the Trust approved the BPV Large Cap Value Fund as a new series under the Trust; and

WHEREAS, in light of the foregoing, ALPS and the Trust wish to modify the provisions of the Agreement to reflect revised APPENDIX A – LIST OF PORTFOLIOS.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	APPENDIX A – LIST OF PORTFOLIOS. APPENDIX A – LIST OF PORTFOLIOS of the Agreement is replaced in its entirety with the attached APPENDIX A – LIST OF PORTFOLIOS.

2.
Remainder of the Agreement.  Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.  Any items not herein defined shall have the meaning ascribed to them in the Agreement.

[signature page follows]

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of this Amendment first set forth above.

ALPS DISTRIBUTORS, INC.		BPV FAMILY OF FUNDS

By:		By:
Name:	Thomas A. Carter	Name:	Reed Keller
Title:	President	Title:	President

APPENDIX A

LIST OF PORTFOLIOS

BPV Core Diversification Fund
BPV Wealth Preservation Fund
BPV Low Volatility Fund
BPV Large Cap Value Fund